UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2015

CULLEN AGRICULTURAL HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53806	27-0863248
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1193 Seven Oaks Rd., Waynesboro, GA

(Address of Principal Executive Offices) (Zip Code)

(706) 526-4015

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 26, 2015, Cullen Agricultural Holding Corp. (“Cullen”) completed its special meeting of Cullen stockholders (the “Special Meeting”). The Special Meeting was held in connection with Cullen’s previously announced business combination with Long Island Brand Beverages LLC (“LIBB”). The proposals considered by Cullen’s stockholders at the Special Meeting on May 26, 2015, and a final tabulation of votes cast for and against each proposal, as well as the number of abstentions and broker non-votes, are set forth below:

1.	To adopt the Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of December 31, 2014 and amended as of April 23, 2015, by and among Cullen, Long Island Iced Tea Corp., Cullen’s wholly-owned subsidiary (“Holdco”), Cullen Merger Sub, Inc., Holdco’s wholly-owned subsidiary (“Cullen Merger Sub”), LIBB Acquisition Sub, LLC, Holdco’s wholly owned subsidiary (“LIBB Merger Sub”), LIBB, Philip Thomas and Thomas Panza, who own a majority of the outstanding membership units of LIBB (the “Founders”) and the other members of LIBB executing a joinder thereto, which, among other things, provides for the mergers of (a) Cullen Merger Sub with and into Cullen, with Cullen Surviving the merger and becoming a wholly-owned subsidiary of Holdco, and with the members of LIBB receiving newly issued shares of Holdco common stock, and (b) LIBB Merger Sub with and into LIBB, with LIBB surviving the merger and becoming a wholly-owned subsidiary of Holdco, and with the members of LIBB receiving newly issued shares of Holdco common stock, and to approve the mergers contemplated by such Merger Agreement.

For	Against	Abstain	Broker Non-Vote
16,603,834	0	0	0

2.	To approve the following material provisions in the Holdco amended and restated certificate of incorporation that will be in effect after the completion of the mergers described above and that are not in or are different from comparable provisions in the current Cullen amended and restated certificate of incorporation:

a.	Holdco is authorized to issue 35,000,000 shares of common stock.

For	Against	Abstain	Broker Non-Vote
16,603,834	0	0	0

b.	Holdco’s board of directors is divided into two classes, with only one class of directors elected at each annual meeting of stockholders for a term of two years.

For	Against	Abstain	Broker Non-Vote
16,603,834	0	0	0

c.	Certain actions and proceedings with respect to Holdco may be brought only in a court in the State of Delaware.

For	Against	Abstain	Broker Non-Vote
16,603,834	0	0	0

3.	To approve the Holdco 2015 Long-Term Incentive Plan, which authorizes the award of share-based incentives in order to attract, retain, motivate, and reward certain key employees, officers, directors, and consultants of Holdco.

For	Against	Abstain	Broker Non-Vote
16,603,834	0	0	0

Based on the results of the vote as described above, all of the above proposals were approved. The parties will seek to consummate the transactions contemplated by the Merger Agreement as soon as possible.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2015

CULLEN AGRICULTURAL HOLDING CORP.

By:	/s/ Paul N. Vassilakos
Name: Paul N. Vassilakos
Title: Chief Executive Officer